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                                                                       Exhibit 1

                                ESCROW AGREEMENT


                  ESCROW AGREEMENT, dated as of March 31, 1998 (this "AGREEMENT"), by and among OG HOLDING CORPORATION, formerly known as Optimum Group, Inc., an Ohio corporation ("SELLER"), ELECTING SMALL BUSINESS TRUST F/B/O JAMES H. FERGUSON, an Ohio small business trust ("FERGUSON" or a "SHAREHOLDER"), ELECTING SMALL BUSINESS TRUST F/B/O MICHAEL J. HALLORAN, an Ohio small business trust ("HALLORAN" or a "SHAREHOLDER"), ELECTING SMALL BUSINESS TRUST F/B/O CHRISTINA M. HEILE, an Ohio small business trust ("HEILE" or a "SHAREHOLDER"), ELECTING SMALL BUSINESS TRUST F/B/O DAVID E. HUDDLESTON, an Ohio small business trust ("HUDDLESTON" or a "SHAREHOLDER"), ELECTING SMALL BUSINESS TRUST F/B/O THOMAS E. LACHENMAN, an Ohio small business trust ("LACHENMAN" or a "SHAREHOLDER"), ELECTING SMALL BUSINESS TRUST F/B/O RODERICK S. TAYLOR, an Ohio small business trust ("TAYLOR" or a "SHAREHOLDER"), ELECTING SMALL BUSINESS TRUST F/B/O THOMAS L. WESSLING, an Ohio small business trust ("WESSLING" or a "SHAREHOLDER"), STEVEN CLEMENTS, an individual residing at 643 Devonshire Circle, Florence, Kentucky 41402 (a "SHAREHOLDER"), KIMBERLY LONGSHORE, an individual residing at 127 Hunters Hill, Alexandria, Kentucky 41001 (a "SHAREHOLDER"), TERRY STEDING, an individual residing at 3367 Citrus Lane, Cincinnati, Ohio 45239 (a "SHAREHOLDER", and together with the other nine Shareholders, the "SHAREHOLDERS"), OPTIMUM GROUP, INC., formerly known as OG Acquisition Corp., an Ohio corporation ("PURCHASER"), INMARK ENTERPRISES, INC., a Delaware corporation ("INMARK"), and KRONISH, LIEB, WEINER & HELLMAN LLP, a New York limited liability partnership (the "ESCROW AGENT").



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                                R E C I T A L S :

                  Seller, Ferguson, Halloran, Heile, Huddleston, Lachenman, Taylor, Wessling, Purchaser and Inmark have entered into an Asset Purchase Agreement, dated as of December 8, 1997, as amended by Amendment No. 1, dated as of March 31, 1998 (as amended, the "PURCHASE AGREEMENT"), pursuant to which, among other things, (i) Seller agreed to sell to Purchaser and Purchaser agreed to purchase from Seller, all of Seller's right, title and interest in and to the Purchased Assets, and (ii) the parties agreed to deposit into escrow, upon the closing under the Purchase Agreement, (a) 565,385 shares of Inmark Common Stock registered in the name of Seller and represented by Certificate Number IE0083 (the "ESCROW STOCK"), (b) stock powers relating to the Escrow Stock, in form and substance satisfactory to the Escrow Agent and duly executed in blank by Seller with signature guaranteed (the "STOCK POWERS"), (c) certified resolutions of each of Seller, Purchaser and Inmark authorizing the Escrow Agent to act as escrow agent in accordance with the terms and conditions of this Agreement (the "RESOLUTIONS"), and (d) the 9% Subordinated Note Due March 31, 2003 in the principal amount of $2,500,000 payable by Inmark to Seller (the "ESCROW NOTE"), each to be held and delivered by the Escrow Agent in accordance with this Agreement. Except as otherwise provided herein, capitalized terms used in this Agreement have the meanings assigned to them in the Purchase Agreement. This is the Escrow Agreement referred to in the Purchase Agreement.

                  NOW, THEREFORE, the parties agree as follows:

                  1.  APPOINTMENT AND DEPOSIT.

                  (a) Seller, the Shareholders, Purchaser and Inmark hereby appoint the Escrow Agent to act as escrow agent, and the Escrow Agent hereby accepts such appointment, all on the terms




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and subject to the conditions contained in this Agreement.

                  (b) Concurrently with the execution and delivery of this Agreement, Seller and the Shareholders are delivering to the Escrow Agent (and hereby instruct the Purchaser and Inmark to deliver to the Escrow Agent) the Escrow Stock (together with the Stock Powers) and the Escrow Note, and each of Seller, Purchaser and Inmark have delivered to the Escrow Agent certified Resolutions executed by such party. The Escrow Stock, together with the Stock Powers and with any and all dividends and other distributions and payments, payable in cash or in securities or other property, upon the Escrow Stock and any and all cash proceeds realized upon the sale of any and all Escrow Stock pursuant to Section 5 hereof (such dividends, distributions, payments and proceeds collectively, the "STOCK PROCEEDS"), and the Escrow Note, together with any and all cash amounts paid into escrow pursuant to Section 3 hereof on account of payments due and payable under the Escrow Note (the "NOTE PROCEEDS"), are hereinafter collectively referred to as the "ESCROW FUND".

                  (c) The Escrow Agent hereby acknowledges receipt of the Escrow Stock, the Stock Powers, the Resolutions and the Escrow Note and agrees to act as Escrow Agent and to receive, hold and deliver the Escrow Fund pursuant to the terms and conditions hereof.

                  2.  DELIVERY AND RELEASE OF THE ESCROW FUND.

                  (a) If Seller delivers to the Escrow Agent (i) a copy of a letter issued by the Division of Corporation Finance (the "DIVISION") of the Securities and Exchange Commission (the "COMMISSION") stating that the Division will not recommend enforcement action if Seller transfers to its former employees shares of Inmark Common Stock that have not been registered under the Securities Act of 1933, as amended (the "NO-ACTION LETTER"),




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(ii) a certificate executed by an authorized officer of Seller specifying the number of shares of Escrow Stock, not to exceed the lesser of 65,385 or such smaller number as shall be permitted by the No-Action Letter, that Seller wishes to transfer to its former employees, the names, addresses and social security numbers of the former employees to whom Seller wishes to transfer Escrow Stock and the number of shares of Escrow Stock to be transferred to each such former employee, and (iii) stock powers relating to each such transfer of Escrow Stock, in form and substance satisfactory to the Escrow Agent and duly executed by Seller with signature guaranteed, then the Escrow Agent shall, within 20 days after receipt of the No-Action Letter and certificate and in accordance with
Section 7 hereof, deliver certificates representing such number of shares of Escrow Stock, not to exceed the lesser of 65,385 or such smaller number as shall be permitted by the No-Action Letter, to Seller's former employees as specified in Seller's certificate; provided, however, that such delivery of certificates shall be made against receipt of (x) certificates representing the number of shares of Escrow Stock reduced by the shares transferred pursuant to this
Section 2(a) (the "REMAINDER CERTIFICATES") and (y) stock powers relating to the Remainder Certificates in form and substance satisfactory to the Escrow Agent and duly executed in blank by Seller with signature guaranteed. Within 20 days after delivery of certificates representing such shares of Escrow Stock to Seller's former employees, the Escrow Agent shall send to each of Purchaser and Inmark a copy of the No-Action Letter and shall send to each of Purchaser, Inmark and Seller a notice specifying the parties to whom the certificates were delivered and the number of shares of Escrow Stock transferred to each such party.

                  (b) If the Escrow Agent receives a written notice from Purchaser and/or Inmark (an "INDEMNIFICATION NOTICE"): (i) stating that they and/or it is entitled to indemnification pursuant to the Purchase Agreement and the reasons therefor


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(including references to the specific representations, warranties or covenants which Purchaser and/or Inmark claims have been breached by Seller and/or any of the Shareholders and stating the nature of the breach), and (ii) setting forth the amount of any Damages for which Purchaser and/or Inmark asserts a right to indemnification under the Purchase Agreement (the "INDEMNIFICATION AMOUNT") and the method by which the Indemnification Amount was calculated, then the Escrow Agent shall promptly send a copy of the Indemnification Notice to Seller by overnight courier service. If within thirty days after the Escrow Agent sends a copy of the Indemnification Notice to Seller and the Shareholders, the Escrow Agent does not actually receive a written notice from Seller or any Shareholder challenging Purchaser's and/or Inmark's entitlement to the Indemnification Amount (a "COUNTER NOTICE"), the Escrow Agent shall deliver to Purchaser and/or Inmark such portion of the Escrow Fund as equals the Indemnification Amount.

                  (c) The amount delivered pursuant to Section 2(b) shall consist of Stock Proceeds, Note Proceeds and Escrow Stock in the following combinations and in the following order of priority: (i) first, such cash portion of the Stock Proceeds as shall equal the Indemnification Amount; (ii) second, if the Stock Proceeds delivered pursuant to clause (i) are less than the Indemnification Amount, such portion of the Note Proceeds, which, together with the Stock Proceeds delivered pursuant to clause (i), shall equal the Indemnification Amount; (iii) third, if the total value of the Stock Proceeds and the Note Proceeds delivered pursuant to clauses (i) and (ii) is less than the Indemnification Amount, such number of shares of Escrow Stock, the value of which, determined in accordance with the provisions hereof and added to the Stock Proceeds and the Note Proceeds delivered pursuant to clauses (i) and (ii), most closely equals the Indemnification Amount; and (iv) fourth, if the total value of the Stock Proceeds, Note Proceeds and Escrow Stock delivered





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pursuant to clauses (i), (ii) and (iii) is less than the Indemnification Amount, such portion of the non-cash Stock Proceeds, the value of which, determined in accordance with the provisions hereof and added to the Stock Proceeds, Note Proceeds and Escrow Stock delivered pursuant to clauses (i), (ii) and (iii), most closely equals the Indemnification Amount. If the total value of the Stock Proceeds, Note Proceeds and Escrow Stock delivered pursuant to clauses (i),
(ii), (iii) and (iv) is less than the Indemnification Amount (such difference in value, the "INDEMNIFICATION BALANCE"), then, in addition to delivering the Stock Proceeds, Note Proceeds and Escrow Stock, and provided that Inmark shall simultaneously deliver to the Escrow Agent a substitute subordinated note payable to Seller, in an original principal amount equal to $2,500,000 less the sum of the Indemnification Balance and any principal payments previously made thereon and in the same form as the Escrow Note (with the exception of the original principal amount), the Escrow Agent shall deliver to Inmark the Escrow Note marked "canceled". Upon delivery, such substitute subordinated note shall be the "ESCROW NOTE" for purposes of this Agreement.

                  (d) Anything herein to the contrary notwithstanding, the Escrow Stock and the Stock Proceeds shall not be used to satisfy claims in excess of (i) $3,675,003 less (ii) the sum of (A) $6.50 multiplied by the number of shares delivered from escrow pursuant to Section 2(a) hereof and (B) the value of the Escrow Stock and Stock Proceeds previously released from escrow in satisfaction of Purchaser's and Inmark's claims for indemnification.

                  (e) In the event the Escrow Agent receives a Counter Notice, the Escrow Agent shall continue to hold the Indemnification Amount or such portion thereof that Seller has challenged in the Counter Notice (but in either case only to the extent of the Escrow Fund then held by it) until the Escrow Agent





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is otherwise directed by either (i) joint written instructions from Seller, on the one hand, and Purchaser and/or Inmark, on the other hand, or (ii) a final, non-appealable order of a court of competent jurisdiction which is binding on Seller, Purchaser and/or Inmark and the Escrow Agent; PROVIDED, HOWEVER, that the Escrow Agent shall have the right at any time (whether before or after receipt of an Indemnification Notice or a Counter Notice) to deposit the Indemnification Amount or all of the Escrow Fund with any federal or state court of competent jurisdiction. The Escrow Agent shall give written notice of any such deposit to Seller, Purchaser and Inmark. Upon such deposit or other delivery in accordance with the provisions of this Section 2(e), the Escrow Agent shall be relieved and discharged of all further obligations with respect to the Indemnification Amount or the Escrow Fund so deposited or delivered.

                  (f) In the event that (i) any Escrow Stock or Stock Proceeds shall remain held by the Escrow Agent two years after the Closing Date, or (ii) Purchaser and Inmark, collectively, shall have received the maximum amount with respect thereto under Section 2(d) hereof, the Escrow Agent shall deliver to Seller the portion, if any, of the Escrow Stock and Stock Proceeds then held by the Escrow Agent to the extent in excess of the aggregate of claims under all Indemnification Notices theretofore actually received by the Escrow Agent and with respect to which such portion of the Escrow Fund in the amount of such claims has not been released on or prior to such date or such claims have not been otherwise fully satisfied or settled as reasonably evidenced to the Escrow Agent by a writing signed by (i) Seller or all of the Shareholders, (ii) Purchaser and (iii) Inmark. In the event that the Escrow Note or Note Proceeds shall remain held by the Escrow Agent five years after the Closing Date, the Escrow Agent shall deliver to Seller the portion, if any, of the Escrow Note and Note Proceeds then held by the Escrow Agent to the extent in excess of the aggregate of claims under all Indemnification




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Notices theretofore actually received by the Escrow Agent and with respect to which such portion of the Escrow Fund in the amount of such claims has not been released on or prior to such date or such claims have not been otherwise fully satisfied or settled as reasonably evidenced to the Escrow Agent by a writing signed by (x) Seller or all of the Shareholders, (y) Purchaser and (z) Inmark.

                  (g) Upon joint written instructions from Seller, Purchaser and Inmark to the Escrow Agent, the Escrow Agent shall deliver the Escrow Fund in accordance with such instructions.

                  (h) In the event that the Escrow Agent shall deliver any Escrow Stock to Purchaser and/or Inmark pursuant to Section 2(b) hereof or to Seller pursuant to Section 2(f) hereof, the Escrow Stock delivered to Purchaser and/or Inmark or the Escrow Stock retained by the Escrow Agent, as the case may be, shall be valued at an amount equal to the average of the high and low trade prices as reported by NASDAQ for shares of Inmark Common Stock for the three trading days prior to the date of the delivery of such Escrow Stock to Purchaser and/or Inmark or Seller, as the case may be.

                  3. PAYMENTS INTO ESCROW OF AMOUNTS DUE UNDER THE ESCROW NOTE. Prior to Purchaser's or Inmark's delivery of an Indemnification Notice to the Escrow Agent, Inmark shall pay all amounts due and payable under the Escrow Note to Seller in accordance with and subject to the terms and conditions of the Escrow Note but still subject to Inmark's right to set-off against such amounts as set forth in the Escrow Note and in Section 9.5 of the Asset Purchase Agreement which right shall be paramount to and unaffected by any of the provisions of this Agreement. After delivery of an Indemnification Notice to the Escrow Agent, subject to Inmark's right of set-off set forth in the Escrow Note and in Section 9.5 of the Asset Purchase





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Agreement as aforesaid, Inmark shall pay all amounts due and payable under the
Escrow Note to the Escrow Agent, who shall maintain such amounts as part of the Escrow Fund in accordance with the terms and conditions of this Agreement.

                  4.  DISSOLUTION OF SELLER.

                  (a) In the event that the Shareholders shall adopt a resolution of dissolution for Seller in accordance with Ohio General Corporation Law Section. 1701.86 (the "DISSOLUTION RESOLUTION"), Seller shall have the right to transfer its rights under this Agreement and to the Escrow Fund (including, without limitation, the Escrow Stock and the Escrow Note) to a Liquidating Trustee, subject to the escrow provisions of this Agreement. In such event, Seller shall deliver to the Escrow Agent: (i) a certificate executed by an authorized officer of Seller stating that the Shareholders have adopted the Dissolution Resolution in accordance with Ohio General Corporation Law Section 1701.86 and specifying the date on which the Dissolution Resolution was adopted;
(ii) a copy of the Dissolution Resolution, certified as true and correct by an authorized officer of Seller; (iii) a notice specifying (A) the name, address and taxpayer identification number of the Liquidating Trustee, (B) stock powers relating to such transfer of the Escrow Stock to the Liquidating Trustee and an endorsement, without representation or recourse of the Escrow Note to the Liquidating Trustee, in each case in form and substance satisfactory to the Escrow Agent and duly executed by Seller with signature guaranteed.

                  (b) Within 20 days after receipt of the items listed in
Section 4(a) hereof, the Escrow Agent shall cause to be issued to the Liquidating Trustee (as specified in Seller's notice) by delivering the same into escrow hereunder (i) a certificate representing the shares of Escrow Stock in the name of the Liquidating Trustee and (ii) a substitute subordinated note





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payable to the Liquidating Trustee, in the same form as the Escrow Note;
PROVIDED, HOWEVER, that issuance of a stock certificate to the Liquidating Trustee shall be made against receipt of stock powers relating to such new certificate in form and substance satisfactory to the Escrow Agent and duly executed in blank by the Liquidating Trustee, with signature guaranteed.

                  5.  RIGHT TO SELL ESCROW STOCK AND SUBSTITUTE STOCK PROCEEDS.

                  (a) In the event that any Shareholder is permitted to transfer his or her shares of Escrow Stock pursuant to Section 11.3 of the Purchase Agreement, such Shareholder shall be permitted to sell such shares of Escrow Stock hereunder provided that such shares are sold for no less than Fair Market Value (as hereinafter defined), such Shareholder shall pay any fees incurred and any taxes payable in connection with such sale from sources other than the proceeds of such sale, and the entire proceeds of such sale are paid to the Escrow Agent in substitution for such shares.

                  (b) In the event of any sale made in accordance with Section 5(a) hereof, certified as having been so made by the Liquidating Trustee, the Escrow Agent shall deliver certificates evidencing such shares in accordance with Section 7 hereof against receipt of certificates representing the number of shares of Escrow Stock reduced by the shares so sold accompanied by stock powers relating to such certificates in form and substance satisfactory to the Escrow Agent and duly executed in blank by Seller with signature guaranteed. Upon receipt of the proceeds of such sale, the Escrow Agent shall maintain such proceeds as part of the Escrow Fund.

                  (c) For purposes of this Section 5, the term "Fair Market Value" shall mean an amount equal to 95% of the average of




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the high and low trade prices as reported by NASDAQ for shares of Inmark Common
Stock for the three trading days prior to the date of sale pursuant to this
Section 5.

                  6.  VOTING RIGHTS; DIVIDENDS.

                  (a) Whichever of Seller or the Shareholders shall be the registered owner of the Escrow Stock may (i) exercise any and all voting and other consensual rights pertaining to any of the Escrow Stock and (ii) act, or refrain from acting, in any manner which such registered owner may deem necessary or advisable with respect to the Escrow Stock until such Escrow Stock is transferred to Purchaser, Inmark or any other party; PROVIDED, HOWEVER, that in no event shall clause (i) or (ii) above authorize or permit Seller or the Shareholders to act, or fail to act, in any manner which would violate or be inconsistent with any of the terms of this Agreement or the Purchase Agreement.

                  (b) All dividends and distributions on the Escrow Stock, payable in cash, securities or other property (including, without limitation, pursuant to any stock split, reverse stock split, stock combination or reclassification of Inmark Common Stock or any merger, consolidation or combination of Inmark with any other entity or entities), shall become part of the Escrow Fund and shall be held in escrow in accordance with the terms of this Agreement; PROVIDED, HOWEVER, that whichever of Seller and the Shareholders shall be the registered owner of the Escrow Stock shall include such dividends and distributions in its taxable income and shall pay all taxes arising therefrom. Seller and the Shareholders agree that if they receive any such dividends or distributions, they shall hold such dividends or distributions in trust for Seller, Purchaser and Inmark under this Agreement, and shall forthwith deliver the same to the Escrow Agent.





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                  7.  TRANSFER OF SHARES. Whenever the Escrow Agent shall be required to (a) deliver shares of Escrow Stock from escrow to any party hereto, to any party in connection with any transfer described in Section 2(a) hereof, or to any party in connection with any sale permitted pursuant to Section 5 hereof, or (b) transfer shares of Escrow Stock to the Shareholders upon dissolution but still subject to escrow, the Escrow Agent shall deliver appropriate stock certificate(s), together with the relevant Stock Powers and Resolutions, to Inmark's transfer agent with instructions (i) to cancel such certificate(s) and issue new certificate(s) evidencing the appropriate number of shares in the name of the party to whom the shares of Escrow Stock shall be required to be delivered (which may also include the Escrow Agent as specified in Section 10(c) hereof) and (ii) in the event the shares of Escrow Stock evidenced by such certificate shall no longer be held in escrow, to issue the new certificates without the legend required by Section 8(a) hereof. Each of Seller, the Shareholders, Purchaser and Inmark hereby irrevocably appoints the Escrow Agent as its attorney-in-fact, with full power and authority to execute and deliver in such party's name, any and all documentation reasonably necessary to transfer shares of Escrow Stock of record. In addition, Inmark shall take all steps necessary to cause its transfer agent to follow the directions of the Escrow Agent.

                  8.  LEGEND ON ESCROW STOCK CERTIFICATES AND THE ESCROW
NOTE.
                  (a) All certificates evidencing shares of Escrow Stock shall bear the following legend:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISTRIBUTED OR DISPOSED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THAT CERTAIN ESCROW AGREEMENT,




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                  DATED AS OF MARCH 31, 1998, BY AND AMONG OG HOLDING
                  CORPORATION (FORMERLY KNOWN AS OPTIMUM GROUP, INC.), THE SHAREHOLDERS NAMED THEREIN, OPTIMUM GROUP, INC. (FORMERLY KNOWN AS OG ACQUISITION CORP.), INMARK ENTERPRISES, INC., AND KRONISH, LIEB, WEINER & HELLMAN LLP.

                  (b) The Escrow Note shall bear the following legend:

                  THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISTRIBUTED OR DISPOSED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THAT CERTAIN ESCROW AGREEMENT, DATED AS OF MARCH 31, 1998, BY AND AMONG OG HOLDING CORPORATION (FORMERLY KNOWN AS OPTIMUM GROUP, INC.), THE SHAREHOLDERS NAMED THEREIN, OPTIMUM GROUP, INC. (FORMERLY KNOWN AS OG ACQUISITION CORP.), INMARK ENTERPRISES, INC., AND KRONISH, LIEB, WEINER & HELLMAN LLP.

                  (c) Notwithstanding the foregoing, the Escrow Agent shall not be responsible for placing legends on certificates delivered to the Escrow Agent or the Escrow Note or for changing the legends on the certificates delivered to the Escrow Agent or the Escrow Note.

                  9. RELIANCE BY ESCROW AGENT. The Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any written notice, instruction, consent or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Escrow Agent may assume that the person signing the same holds the office indicated and is duly authorized to act on behalf of the party for whom he or she is acting. In performing its obligations hereunder, the Escrow Agent may conclusively





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presume that any officer of any party hereto (as specified in the incumbency certificate of such party delivered pursuant to Article 7 of the Asset Purchase Agreement or otherwise) has full power and authority to instruct the Escrow Agent on behalf of that party, unless written notice to the contrary is delivered to the Escrow Agent prior to its reliance on such presumption. The Escrow Agent may rely upon any order, judgment, certification, demand or other writing delivered to it without being required to determine the propriety or validity of the service thereof or the jurisdiction of any court. In the event of any dispute or doubt as to the genuineness of any document or signature, the Escrow Agent may, at its election, continue to hold the Escrow Fund until otherwise directed by either (i) joint written instructions from Seller, Purchaser and Inmark or (ii) a final, non-appealable order of a court of competent jurisdiction which is binding on Seller, Purchaser and/or Inmark and the Escrow Agent.

                  10. ESCROW AGENT'S ROLE; INDEMNIFICATION; SUCCESSOR ESCROW AGENT.

                        (a) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and convenience and that in such capacity it shall not be deemed to be an agent of either of the parties. The Escrow Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including but not limited to any loss that may occur by reason of forgery, any error in judgment or any mistake of fact or law or for any other reason, except for its gross negligence or willful misconduct.



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                           (b)      In the event of any controversy or dispute
arising hereunder or with respect to the construction hereof or any action to be taken by the Escrow Agent hereunder, the Escrow Agent shall incur no liability for any action or omission to act by it undertaken in good faith.

                           (c)      Seller and the Shareholders, on the one
hand, and Purchaser and Inmark, on the other hand, shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all judgments, costs, claims, losses, liability and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with the performance of the Escrow Agent's duties hereunder or resulting from any dispute or litigation arising out of or concerning the Escrow Agent's services hereunder, except for those resulting from the Escrow Agent's gross negligence or willful misconduct. Without limiting the Escrow Agent's other rights and remedies against any of the parties hereto, the Escrow Agent shall be entitled to satisfy all or part of such indemnity obligations of the parties by releasing to itself all or a portion of the Escrow Fund (and shall promptly notify the parties in such event). This indemnity includes, without limitation, disbursements and reasonable attorneys' fees either paid to retain attorneys or representing the fair value of legal services rendered to the Escrow Agent by the Escrow Agent itself.

                           (d)      The Escrow Agent may act or refrain from
action in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by the Escrow Agent (including any member of the Escrow Agent's firm) and shall be fully protected in so acting or refraining from action upon the advice of such counsel.



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                           (e)     The Escrow Agent may resign and be discharged
from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date upon which such resignation shall take effect. The Escrow Agent may be removed and discharged from its duties or obligations hereunder by an agreement (i) which is in writing and signed by Inmark and Purchaser, (ii) which specifies a date upon which such removal shall take effect, and (iii) a copy of which is delivered to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor escrow agent (the
"SUCCESSOR ESCROW AGENT"), which shall be a bank or trust company selected by the Escrow Agent, Purchaser, Inmark or a court of competent jurisdiction and having its principal executive offices in New York and assets in excess of $1 billion or which shall be appointed by Purchaser and Inmark (subject to the approval of Seller, not to be unreasonably withheld or delayed) by written instrument executed by Purchaser, Inmark and Seller and delivered to the Escrow Agent and to the Successor Escrow Agent. Upon delivery of such notice, the resignation or removal of the Escrow Agent shall become effective and the Successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of the Escrow Agent. The Escrow Agent shall, on the written request of Purchaser, Inmark, Seller or the Successor Escrow Agent, deliver the Escrow Fund to the Successor Escrow Agent and shall execute and deliver to the Successor Escrow Agent any instrument reasonably satisfactory to Escrow Agent transferring the rights of the Escrow Agent hereunder to the Successor Escrow Agent. If no Successor Escrow Agent shall have been appointed within 20 days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Fund until the earlier of receipt of designation of the Successor Escrow Agent, a joint written instruction by Purchaser,



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Inmark and Seller and termination of this Agreement in accordance with its terms.

                  11. CONFLICTS. The parties acknowledge and consent that the Escrow Agent has acted as counsel to Purchaser and Inmark in connection with this Agreement, the Purchase Agreement and other matters, and that in the event of any dispute with respect to this Agreement, the Escrow Agent shall be entitled to continue to act as counsel to Purchaser and Inmark and their subsidiaries and affiliates including, without limitation, with respect to any dispute arising under or related to the Purchase Agreement or this Agreement or any of the transactions contemplated thereby or hereby or under any of the instruments or agreements executed or delivered in connection therewith or herewith, regardless of any conflicts which this may present with respect to its acting as the Escrow Agent.

                  12. INVESTMENT OF THE ESCROW FUND. Until such time as all of the Escrow Fund shall have been delivered by the Escrow Agent pursuant to this Agreement, the Escrow Agent shall from time to time invest the cash portion of the Escrow Fund, if any, held by the Escrow Agent in short-term U.S. Government securities, securities issued or guaranteed by the U.S. Government, repurchase agreements secured by such securities or certificates of deposit or time or demand deposits or money market accounts in commercial banks having a net worth of $50,000,000 or more (unless all amounts held in such banks are insured, in which case a bank with a lower net worth may be used). No investment of cash held in the Escrow Fund shall have a maturity date of greater than thirty days without the prior written consent of Seller, Purchaser and Inmark. The Escrow Agent shall present for redemption any obligation so purchased or sell any such obligation, in every case upon the written direction of Purchaser and Inmark or as may be necessary in order to fulfill the provisions of this Agreement. Any interest or other earnings on Stock Proceeds shall be deemed a part of the Escrow Stock and any interest or other earnings on Note Proceeds shall be deemed a part of the Escrow Note. Seller shall include such earnings in its taxable income and shall pay all taxes arising therefrom. Seller represents and warrants to the Escrow Agent that its Internal Revenue Service Employer Identification Number is 31-0961840. The Escrow Agent shall not have any liability to any party for any loss suffered as the result of any investment made in accordance with this
Section 12.

                  13. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section
13):

                  (a)      if to Seller:

                           OG Holding Corporation,
                             f/k/a Optimum Group, Inc.
                           9745 Mangham Drive
                           Cincinnati, Ohio 45215-2350
                           Telecopy:   (513) 577-7081
                           Attention:  Thomas E. Lachenman
                           with a copy to:

                           Wood & Lamping
                           2500 Cincinnati Commerce Center
                           600 Vine Street
                           Cincinnati, Ohio 45202
                           Telecopy:   (513) 651-6087
                           Attention:  James B. Harrison, Esq.

                  (b)      if to any Shareholder, to the attention of such
Shareholder:

                           c/o Optimum Group, Inc.
                           9745 Mangham Drive
                           Cincinnati, Ohio 45215-2350
                           Telecopy:   (513) 577-7081

                           with a copy to:

                           Wood & Lamping
                           2500 Cincinnati Commerce Center
                           600 Vine Street
                           Cincinnati, Ohio 45202
                           Telecopy:   (513) 651-6087
                           Attention:  James B. Harrison, Esq.

                  (c)      if to Purchaser:

                           Optimum Group Inc.,
                             f/k/a OG Acquisition Corp.
                           c/o Inmark Enterprises, Inc.
                           One Plaza Road
                           Greenvale, New York 11548
                           Telecopy:  (516) 625-3573
                           Attention:  Donald A. Bernard

                           with a copy to:

                           Kronish, Lieb, Weiner & Hellman LLP
                           1114 Avenue of the Americas
                           New York, New York 10036
                           Telecopy:  (212) 479-6275
                           Attention:  Joseph S. Hellman, Esq.

                  (d)      if to Inmark:

                           Inmark Enterprises, Inc.
                           One Plaza Road
                           Greenvale, New York 11548
                           Telecopy:  (516) 625-3573
                           Attention:  John P. Benfield

                           with a copy to:

                           Kronish, Lieb, Weiner & Hellman LLP
                           1114 Avenue of the Americas
                           New York, New York 10036
                           Telecopy:  (212) 479-6275
                           Attention:  Joseph S. Hellman, Esq.

                  (e)      if to the Escrow Agent, to:

                           Kronish, Lieb, Weiner & Hellman LLP
                           1114 Avenue of the Americas
                           New York, New York  10036
                           Telecopier:  (212) 479-6275
                           Attention:  Joseph S. Hellman, Esq.

                  14. TERMINATION. Upon the release from escrow of all of the Escrow Fund, all duties of the Escrow Agent hereunder shall be terminated.

                  15. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among Seller, the Shareholders, Purchaser, Inmark and Escrow Agent with respect to the subject matter hereof except for the Purchase Agreement, which shall continue in full force and effect in accordance with its terms.

                  17. NO THIRD PARTY BENEFICIARIES. All provisions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and assigns of the parties. Nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  18. AMENDMENT OR TERMINATION. No agreement shall be effective to change, modify, waive, release, amend, terminate, discharge or effect an abandonment of this Agreement, in whole or in part, unless such agreement is in writing, refers expressly to this Agreement and is signed by all of the parties hereto.

                  19. GOVERNING LAW. The validity and construction of this Agreement shall be governed by the internal laws (and not the principles of conflict of laws) of the state of New York.

                  20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, as of the date first written above, each of the Shareholders has executed this Agreement and each of Seller, Purchaser and the Escrow Agent has caused this Agreement to be executed by its respective officer or partner thereunto duly authorized.

                                           OG HOLDING CORPORATION,
                                           formerly known as Optimum
                                           Group, Inc.


                                           By:  /s/ Thomas E. Lachenman
                                                -------------------------------
                                                Thomas E. Lachenman
                                                President


Consented to:                              ELECTING SMALL BUSINESS TRUST F/B/O
                                           JAMES H. FERGUSON




/s/ James H. Ferguson                      By:  /s/ James H. Ferguson
-------------------------                       --------------------------------
James H. Ferguson                               James H. Ferguson, Trustee

Consented to:                              ELECTING SMALL BUSINESS TRUST F/B/O
                                           MICHAEL J. HALLORAN



/s/ Michael J. Halloran                    By:  /s/ Michael J. Halloran
-------------------------                       --------------------------------
Michael J. Halloran                             Michael J. Halloran, Trustee





Consented to:                              ELECTING SMALL BUSINESS TRUST F/B/O
                                           CHRISTINA M. HEILE



/s/ Christina M. Heile                     By:  /s/ Thomas L. Wessling
-------------------------                       --------------------------------
Christina M. Heile                              Thomas L. Wessling, Trustee





Consented to:                              ELECTING SMALL BUSINESS TRUST F/B/O
                                           DAVID E. HUDDLESTON


/s/ David M. Huddleston                    By:  /s/ David E. Huddleston
-------------------------                       --------------------------------
David M. Huddleston                             David E. Huddleston, Trustee





Consented to:                              ELECTING SMALL BUSINESS TRUST F/B/O
                                           THOMAS E. LACHENMAN


/s/ Thomas E. Lachenman                    By:  /s/ Thomas L. Wessling
---------------------------                     -------------------------------
Thomas E. Lachenman                             Thomas L. Wessling, Trustee

Consented to:                               ELECTING SMALL BUSINESS TRUST F/B/O
                                            RODERICK S. TAYLOR


/s/ Roderick S. Taylor                      By:  /s/ Roderick S. Taylor
-----------------------------                    -------------------------------
Roderick S. Taylor                               Roderick S. Taylor, Trustee




Consented to:                               ELECTING SMALL BUSINESS TRUST F/B/O
                                            THOMAS L. WESSLING


/s/ Thomas L. Wessling                      By:  /s/ Thomas L. Wessling
-----------------------------                    -------------------------------
Thomas L. Wessling                               Thomas L. Wessling, Trustee




                                            /s/ Steven Clements
                                            ------------------------------------
                                            Steven Clements




                                            /s/ Kimberly Longshore
                                            ------------------------------------
                                            Kimberly Longshore




                                            /s/ Terry Steding
                                            ------------------------------------
                                            Terry Steding



                                            OPTIMUM GROUP, INC.,
                                            formerly known as OG
                                            Acquisition Corp.



                                            By:  /s/ John P. Benfield
                                               ---------------------------------
                                               Name:  John P. Benfield
                                               Title: Chief Executive
                                                      Officer and President

                                           INMARK ENTERPRISES, INC.


                                           By:  /s/ John P. Benfield
                                                --------------------------------
                                                Name:  John P. Benfield
                                                Title: Chief Executive
                                                       Officer and President


                                           KRONISH, LIEB, WEINER & HELLMAN LLP


                                           By:  /s/ Joseph S. Hellman
                                                --------------------------------
                                                Name:  Joseph S. Hellman
                                                Title: Partner

STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )


         On this 26th day of March, 1998, before me personally came THOMAS E. LACHENMAN, to me known, who, being by me duly sworn, did depose and say that he resides at 7788 White Road, Rising Sun, Indiana 47040, that he is the President of OG HOLDING CORPORATION, formerly known as Optimum Group, Inc., an Ohio corporation, the corporation described in, and which executed, the above instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.




                                           /s/ Douglas L. Westendorf
                                           ------------------------------------
                                                  Notary Public

STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 27th day of March, 1998, before me personally came JAMES H. FERGUSON, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Trustee, and that by his signature on the instrument, the entity upon behalf of which the person acted, executed the instrument.



                                            /s/ Douglas L. Westendorf
                                            ---------------------------
                                                   Notary Public





STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 27th day of March, 1998, before me personally came JAMES H. FERGUSON, to me known to be the individual described in, and who executed the above instrument, and acknowledged that he executed the same.




                                             /s/ Douglas L. Westendorf
                                            ----------------------------
                                                    Notary Public

STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came MICHAEL J. HALLORAN, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Trustee, and that by his signature on the instrument, the entity upon behalf of which the person acted, executed the instrument.





                                              /s/ Douglas L. Westendorf
                                              ---------------------------
                                                     Notary Public






STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came MICHAEL J. HALLORAN, to me known to be the individual described in, and who executed the above instrument, and acknowledged that he executed the same.




                                               /s/ Douglas L. Westendorf
                                              ----------------------------
                                                      Notary Public

STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came THOMAS L. WESSLING, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Trustee, and that by his signature on the instrument, the entity upon behalf of which the person acted, executed the instrument.




                                               /s/ Douglas L. Westendorf
                                              ----------------------------
                                                        Notary Public



STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came CHRISTINA M. HEILE, to me known to be the individual described in, and who executed the above instrument, and acknowledged that he executed the same.




                                              /s/ Douglas L. Westendorf
                                              ---------------------------
                                                     Notary Public

STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came DAVID E. HUDDLESTON, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Trustee, and that by his signature on the instrument, the entity upon behalf of which the person acted, executed the instrument.


                                              /s/ Douglas L. Westendorf
                                              ---------------------------
                                                       Notary Public




STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came DAVID M. HUDDLESTON, to me known to be the individual described in, and who executed the above instrument, and acknowledged that he executed the same.



                                              /s/ Douglas L. Westendorf
                                              ---------------------------
                                                       Notary Public

STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came THOMAS L. WESSLING, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Trustee, and that by his signature on the instrument, the entity upon behalf of which the person acted, executed the instrument.



                                               /s/ Douglas L. Westendorf
                                              ----------------------------
                                                     Notary Public




STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March 1998, before me personally came THOMAS E. LACHENMAN, to me known to be the individual described in, and who executed the above instrument, and acknowledged that he executed the same.



                                               /s/ Douglas L. Westendorf
                                              ----------------------------
                                                      Notary Public

STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came RODERICK S. TAYLOR, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Trustee, and that by his signature on the instrument, the entity upon behalf of which the person acted, executed the instrument.



                                           /s/ Douglas L. Westendorf
                                          ----------------------------
                                                Notary Public





STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came RODERICK S. TAYLOR, to me known to be the individual described in, and who executed the above instrument, and acknowledged that he executed the same.



                                            /s/ Douglas L. Westendorf
                                           ----------------------------
                                                  Notary Public

STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came THOMAS L. WESSLING, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Trustee, and that by his signature on the instrument, the entity upon behalf of which the person acted, executed the instrument.



                                           /s/ Douglas L. Westendorf
                                           ---------------------------
                                                  Notary Public



STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came THOMAS L. WESSLING, to me known to be the individual described in, and who executed the above instrument, and acknowledged that he executed the same.



                                            /s/ Douglas L. Westendorf
                                           ----------------------------
                                                   Notary Public

STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came STEVEN CLEMENTS, to me known to be the individual described in, and who executed the above instrument, and acknowledged that he executed the same.



                                           /s/ Douglas L. Westendorf
                                           ---------------------------
                                                    Notary Public





STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came KIMBERLY LONGSHORE, to me known to be the individual described in, and who executed the above instrument, and acknowledged that he executed the same.


                                           /s/ Douglas L. Westendorf
                                           -----------------------------
                                                    Notary Public





STATE OF OHIO                             )
                                     : ss.:
COUNTY OF HAMILTON                        )

                  On the 26th day of March, 1998, before me personally came TERRY STEDING, to me known to be the individual described in, and who executed the above instrument, and acknowledged that he executed the same.


                                            /s/ Douglas L. Westendorf
                                           ---------------------------
                                                   Notary Public

STATE OF NEW JERSEY                       )
                                     : ss.:
COUNTY OF ESSEX                           )


         On this 30th day of March, 1998, before me personally came John P. Benfield, to me known, who, being by me duly sworn, did depose and say that he resides at 63 Murray Avenue, Port Washington, New York 11050, that he is the Chief Executive Officer and President of OPTIMUM GROUP, INC., formerly known as OG Acquisition Corp., an Ohio corporation, the corporation described in, and which executed, the above instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                           /s/ Barbara Slota
                                           ---------------------------
                                               Notary Public






STATE OF NEW JERSEY                       )
                                     : ss.:
COUNTY OF ESSEX                           )


         On this 30th day of March, 1998, before me personally came John P. Benfield, to me known, who, being by me duly sworn, did depose and say that he resides at 63 Murray Avenue, Port Washington, New York 11050, that he is a Chief Executive Officer and President of INMARK ENTERPRISES, INC., a Delaware corporation, the corporation described in, and which executed, the above instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                          /s/  Barbara Slota
                                          ---------------------------
                                               Notary Public